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                                                                    EXHIBIT 99.1


                                                 FOR FURTHER INFORMATION CONTACT
                                                                  James B. Duffy
                               Senior Vice President and Chief Financial Officer
                                                        MemberWorks Incorporated
                                                             9 West Broad Street
                                                              Stamford, CT 06902
                                                                  (203) 324-7635

FOR IMMEDIATE RELEASE



                        MEMBERWORKS ACQUIRES QUOTA-PHONE
           Acquisition Expands MemberWorks Wholesale Product Offering

STAMFORD, Connecticut, April 12, 1999 - MemberWorks Incorporated (Nasdaq: MBRS), a leading provider of innovative membership programs, announced today that it has acquired Quota-Phone, Inc., a privately-held wholesale provider of nationwide discount shopping services.

Quota-Phone, Inc. adds a broad portfolio of wholesale consumer products and services and a nationwide membership base of over three million members to MemberWorks. In addition, Quota-Phone brings established relationships with financial institutions and affinity groups, among others, to MemberWorks growing roster of client partners. The acquisition will expand MemberWorks current wholesale and MemberLink offerings.

"Quota-Phone fits perfectly with our strategy of delivering high-value membership-based direct marketing solutions," said Gary Johnson, President and CEO of MemberWorks. "Quota-Phone broadens our product reach and provides a cost-effective means of delivering a wide variety of products and services. Their 17-year history of offering successful marketing solutions is a strong addition to the MemberWorks family."

Barry Lewisohn, President of Quota-Phone, Inc. added, "I believe that Quota-Phone's synergy with MemberWorks and the ability to tap into their well-developed infrastructure will allow Quota-Phone to significantly expand its client and customer base as well as add to our already broad product line."

MemberWorks paid $9.25 million in cash and MemberWorks stock for all of the equity of Quota-Phone. The transaction will be accounted for as a purchase. Quota-Phone, located in White Plains, New York, will operate as an independent, wholly owned subsidiary of MemberWorks.

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MemberWorks reported on October 8, 1998, that the SEC staff's review of its revenue recognition practices was completed in connection with the reporting of its operations for fiscal 1998 and the SEC staff had not objected to the Company's decision to presently continue to follow the revenue recognition practices consistently followed since its initial public offering in 1996. As the Company reported in its Annual Report for 1998, the SEC issued a press release on September 28, 1998 stating that the "SEC will formulate and augment new and existing accounting rules and interpretations covering revenue recognition, restructuring reserves, materiality, and disclosure;" for all publicly-traded companies. Until such time as the SEC staff issues such interpretative guidelines, it is unclear what, if any, impact such interpretative guidance will have on the Company's current accounting practices. However, the potential changes in accounting practice being considered by the SEC staff could have a material impact on the manner in which the Company recognizes revenue. Any such changes would have no effect on reported cash flow or the economic value of the Company's memberships.

Certain matters discussed in the news release are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty as to new and existing accounting rules and interpretations; uncertainty as to the Company's future profitability; the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations; competition in the Company's existing and potential future lines of business; the Company's ability to integrate and operate successfully acquired businesses and the risks associated with such businesses; the Company's ability to obtain financing on acceptable terms to finance the Company's growth strategy and for the Company to operate within the limitation imposed by financial arrangements; uncertainty as to the future profitability of acquired businesses; the ability of the Company and its vendors to complete the necessary actions to achieve a Year 2000 conversion for its computer systems and applications; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Headquartered in Stamford, Connecticut, MemberWorks Incorporated is a leading provider of innovative membership programs. MemberWorks offers its programs to increasingly sophisticated consumers seeking economy, efficiency and convenience in their purchase of products and services. As of March 31, 1999, there were approximately five million members enrolled in the Company's programs.

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